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                                                                    EXHIBIT 18
                          EMERALD FUNDS
                         (the "Company")

          PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                     A MULTI-CLASS SYSTEM


                         I. INTRODUCTION


          On February 23, 1995, the Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Previously, the Company operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on November 30, 1993. On May 4, 1995, the Board of Trustees of the Company authorized the Company to operate its current multi-class distribution structure in compliance with Rule 18f-3. This Plan became effective on July 31, 1995 when it was filed with the Securities and Exchange Commission.


                    II. ATTRIBUTES OF CLASSES

A.   GENERALLY

          The Company shall initially offer three classes of shares -- Retail Shares, Emerald Shares and Emerald Service Shares -- in the Prime, Treasury, and Tax-Exempt Funds (each a "Fund," collectively, the "Money Market Funds") and shall initially offer two classes of shares -- Retail Shares, and Institutional Shares -- in the Equity, Equity Value, International Equity, Small Capitalization and Balanced Funds (each a "Fund", collectively, the "Equity Funds) and in the Short-Term Fixed Income, U.S. Government Securities, Managed Bond and Florida Tax-Exempt Funds (each a "Fund", collectively, the "Fixed Income Funds"). In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Retail Shares, Emerald Shares and Emerald Service Shares of the Money Market Funds and Retail Shares and the Institutional Shares of the Equity and Fixed Income Funds shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of

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(i) expenses assessed to Emerald Service Shares pursuant to a Shareholder
Processing and Service Plan (the "Emerald Service Plan") and expenses assessed to Retail Shares pursuant to a Combined Amended and Restated Distribution and Service Plan ("Combined Plan") and/or Shareholder Processing Plan ("Shareholder Plan"), and (ii) any other incremental expenses identified that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that
(i) the Emerald Service Shares shall vote separately on matters which pertain to an Emerald Service Plan, and (ii) the Retail Shares shall vote separately on matters which pertain to a Combined Plan and/or Shareholder Plan, and
(iii) each class shall vote separately on any matter submitted to shareholders relating to class expenses; (c) the different exchange privileges of the classes of shares; (d) the designation of each class of shares of a Fund; and (e) the different shareholder services relating to a class of shares.


B.   DISTRIBUTION ARRANGEMENTS, EXPENSES AND SALES CHARGES

          RETAIL SHARES

          Retail Shares of the Money Market Funds shall be offered to the general public and shall be offered without a sales charge. Retail Shares of the Money Market Funds shall be subject to a fee for distribution and/or shareholder liaison services payable pursuant to the Combined Plan which shall not initially exceed 0.25% (on an annualized basis) of the average daily net asset value of a Fund's outstanding Retail Shares. Retail Shares shall be further subject to a shareholder processing fee payable pursuant to the Shareholder Plan which shall not initially exceed 0.25% (on an annualized basis) of the average daily net asset value of a Fund's outstanding Retail Shares.

          EMERALD SERVICE SHARES

          Emerald Service Shares shall be offered to institutional investors such as Barnett Banks Trust Company, N.A. ("Barnett"), BISYS Fund Services, LP ("BISYS LP") and their affiliates ("Shareholder Organizations"), who are compensated by the Funds for providing services pursuant to the Emerald Service Plan to their customers who are the beneficial owners of the Emerald Service Shares. Emerald Service Shares shall be offered without a sales charge. Emerald Service Shares shall be subject to a fee payable pursuant to the Emerald Service Plan which shall not initially exceed 0.35% (on an annualized basis) of the average daily net asset value of a Funds's outstanding Emerald Service Shares.

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          EMERALD/INSTITUTIONAL SHARES

          Emerald/Institutional Shares shall be offered to Barnett and its affiliates, as well as to Barnett's correspondent banks and other institutions acting on behalf of themselves or their customers who maintain qualified trust, agency or custodial accounts. Emerald/Institutional Shares shall be offered without a sales charge and shall not initially be subject to fees payable pursuant to the Combined Plan, the Shareholder Plan or the Emerald Service Plan.

C.   EXCHANGE PRIVILEGES

          RETAIL SHARES

          Holders of Retail Shares generally shall be permitted to exchange their shares for Retail Shares of another Fund. Holders of Retail Shares shall also be permitted to exchange their shares for Institutional Shares of the same Fund if the shares are to be held in a qualified trust, agency or custodial account.

          EMERALD/INSTITUTIONAL SHARES

          The Company shall not initially offer holders of Emerald Shares an exchange privilege, except that holders of Emerald/Institutional Shares generally shall be permitted to exchange, at net asset value, their shares for Retail Shares of the same Fund in connection with the distribution of assets held in a qualified trust, agency or custodial account maintained with the trust department of Barnett or another bank, trust company or thrift institution.

          EMERALD SERVICE SHARES

          The Company shall not initially offer holders of Emerald Service Shares an exchange privilege.


D.   CONVERSION FEATURES

          The Company shall not initially offer a conversion feature to holders of Retail, Emerald/Institutional or Emerald Service Shares.


E.   SHAREHOLDER SERVICES

     1.   INDIVIDUAL RETIREMENT ACCOUNTS AND QUALIFIED RETIREMENT
          PLANS (COLLECTIVELY, "IRAS")

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          RETAIL SHARES

          The Company shall initially make IRAs available to holders of Retail Shares.

          EMERALD/INSTITUTIONAL SHARES

          The Company shall not initially make IRAs available to holders of Emerald/Institutional Shares.

          EMERALD SERVICE SHARES

          The Company shall not initially make IRAs available to holders of Emerald Service Shares.


     2.   E-Z MATIC INVESTMENT PLAN

          RETAIL SHARES

          Holders of Retail Shares shall initially be offered an e-z matic investment plan whereby, in general, a shareholder's bank account will be debited in an amount specified by the shareholder and shares in a Fund will automatically be purchased at regular intervals.

          EMERALD/INSTITUTIONAL SHARES

          The Company shall not initially offer an e-z matic investment plan to holders of Emerald/Institutional Shares.

          EMERALD SERVICE SHARES

          The Company shall not initially offer an e-z matic investment plan to holders of Emerald Service Shares.


     3.   AUTOMATIC WITHDRAWAL PLAN

          RETAIL SHARES

          Holders of Retail Shares shall initially be offered an automatic withdrawal plan which generally allows a shareholder to request regular account withdrawals of a fixed sum of money.

          EMERALD/INSTITUTIONAL SHARES

          The Company shall not initially offer an automatic withdrawal plan to holders of Emerald/Institutional Shares.

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          EMERALD SERVICE SHARES

          The Company shall not initially offer an automatic withdrawal plan to holders of Emerald Service Shares.


     4.   PERIODIC INVESTMENT PLAN

          RETAIL SHARES

          Holders of Retail Shares shall initially be offered a periodic investment plan whereby a shareholder generally may automatically make purchases of shares on a regular, periodic basis.

          EMERALD/INSTITUTIONAL SHARES

          The Company shall not initially offer a periodic investment plan to holders of Emerald/Institutional Shares.

          EMERALD SERVICE SHARES

          The Company shall not initially offer a periodic investment plan to holders of Emerald Service Shares.


F.   METHODS FOR ALLOCATING EXPENSES AMONG CLASSES

          Expenses of a Fund are classified as being either joint or class-specific.

          Joint expenses of a Fund are allocated daily to each class of shares of such Fund in accordance with Rule 18f-3(c).
Class-specific expenses of a Fund are allocated to the specific class of shares of such Fund.








Adopted:  May 5, 1995
Revised:  January 31, 1996 (effective as of April __, 1996)



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